EXHIBIT 10.31

FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT

(Chief Financial Officer)

This First Amendment to Employment Agreement (this “Amendment”) is entered into as of November 26, 2003, by and between Analytical Surveys, Inc., a Colorado corporation whose principal executive offices are located in San Antonio, Texas (“Employer”), and Lori A. Jones (“Officer”).

Recitals

A. Employer and Officer are parties to an Employment Agreement dated as of January 20, 2003 (the “Employment Agreement”).

B. Employer and Officer desire to make certain amendments to the Employment Agreement.

Agreement

Now, therefore, the parties agree as follows:

1.	Bonuses. Employer will pay a bonus of $60,000 (the “Bonus”) to Officer within 30 days of the filing of the September 30, 2004, audited financial statements with the Securities and Exchange Commission and the NASDAQ; provided, however, that the Bonus shall not be earned or due to Officer unless Officer is employed by Employer on the date such bonus is to be paid and Officer is performing at a satisfactory level as determined by the Employer in its sole discretion. This Bonus will be paid on a lump sum, cash basis. This Bonus replaces any other bonus provisions for Officer, and specifically the bonus provisions outlined in the Employment Agreement. Officer expressly waives and releases any and all rights to bonus compensation under the terms of the Employment Agreement.

2.	Miscellaneous. Except as modified by this Amendment, all provisions of the Employment Agreement will remain in full force and effect. This Amendment and the Employment Agreement constitute the entire agreement between the parties with respect to Officer’s employment and supersede all proposals, prior agreements and all other communications between the parties, whether oral or in writing, relating to the subject matter of this Amendment and the Employment Agreement. This Amendment may be amended or superseded only by an agreement in writing, signed by the Officer and an executive officer of Employer. This Amendment will be governed by and construed according to the internal laws of the State of Texas, without regard to conflict of law principles. Disputes arising out of this Amendment or the Employment Agreement will be resolved in the manner provided for in Section 19 of the Employment Agreement. This Amendment may be executed in counterparts.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

Employer:	Analytical Surveys, Inc.

By:
Print Name: J. Norman Rokosh
Title: Chief Executive Officer

Officer:
Lori A. Jones

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